Exhibit 4.2

AON CORPORATION

AON GLOBAL HOLDINGS PLC

FIFTH INDENTURE SUPPLEMENT

DATED AS OF FEBRUARY 28, 2023

TO

THE AMENDED AND RESTATED INDENTURE

DATED AS OF APRIL 1, 2020

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

DEBT SECURITIES

THIS FIFTH INDENTURE SUPPLEMENT (the “Fifth Indenture Supplement”), is dated as of February 28, 2023, among Aon Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), Aon Global Holdings plc, a public limited company duly organized and existing under the laws of England and Wales (hereinafter sometimes called “AGH” or the “Co-Issuer”, which term includes any successor Person under the Indenture hereinafter referred to, and, together with the Company, the “Issuers”), Aon plc, a public limited company duly organized and existing under the laws of Ireland (hereinafter sometimes called “Aon Ireland”), Aon Global Limited, a private limited company duly organized and existing under the laws of England and Wales and prior to its re-registration, a public limited company formed under the laws of England and Wales named Aon plc (hereinafter sometimes called the “Aon UK” and, together with Aon Ireland, the “Guarantors” and each, a “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly incorporated and existing under the laws of the United States of America (hereinafter sometimes called the “Trustee”, which term shall include any successor trustee appointed pursuant to Article Seven of the Base Indenture), and is a supplemental indenture amending and restating the Base Indenture (as defined below).

WITNESSETH:

WHEREAS, the Company, AGH, the Guarantors and the Trustee executed and delivered an Amended and Restated Indenture, dated as of April 1, 2020 (the “Base Indenture” and together with this Fifth Indenture Supplement, the “Indenture”), to provide for the issuance from time to time for its lawful purposes debt securities (hereinafter called “Securities” or, in the singular, “Security”) evidencing its unsecured indebtedness.

WHEREAS, Section 10.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Company, AGH, Aon Ireland and Aon UK when authorized by or pursuant to a Board Resolution, and the Trustee without the consent of any Holders to make provisions to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03 of the Base Indenture.

WHEREAS, solely with respect to the application of such provisions to the Offered Securities, the Company, the Co-Issuer and the Guarantors, desire to (i) effect that the Issuers co-issue the Notes, (ii) effect such guarantee by Aon Ireland and Aon UK, (iii) establish the form and terms of the Notes without the consent of any Holders as permitted by Sections 2.01 and 2.03 of the Base Indenture and (iv) execute a supplemental indenture to the Base Indenture pursuant to Section 10.01 thereof by amending and restating herein the Base Indenture in relevant part.

WHEREAS, each of the Company, the Co-Issuer, Aon Ireland and Aon UK represents that all acts and things necessary to present a valid and binding supplemental indenture and agreement according to its terms have been done and performed, and the execution of this Indenture as a supplemental indenture to the Base Indenture by each of the Company, the Co-Issuer, Aon Ireland and Aon UK has in all respects been duly authorized, and each of the Company, the Co-Issuer, Aon Ireland and Aon UK, in the exercise of legal rights and power in it vested, is executing this Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.01. Defined Terms. Except as otherwise expressly provided in this Fifth Indenture Supplement or in the respective form of Note attached as Exhibit A hereto or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined in this Fifth Indenture Supplement that are defined in the Base Indenture shall have the meanings assigned to them in the Base Indenture. For all purposes of this Fifth Indenture Supplement only:

“Base Indenture” has the meaning set forth in the recitals hereof.

“Board of Directors”, with respect to the Issuers, shall mean the board of directors (or comparable governing body) of each such Issuer, the executive committee of each such Issuer or any other committee duly authorized to exercise the powers and authority of the board of directors (or comparable governing body) of each such Issuer with respect to this Indenture.

“Closing Date” means February 28, 2023.

“Co-Issuer” means the Person named as the “Co-Issuer” set forth in the preamble hereof, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Company” (i) with respect to the provisions set out in the Fifth Indenture Supplement, has the meaning set forth in the preamble hereof, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person and (ii) with respect to the Base Indenture and only in the context where the Fifth Indenture Supplement has not expressly amended and restated a provision of the Base Indenture, the term “Company” shall mean (a) the Person named as the “Company” in the first paragraph of the Base Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person and (b) the Person named as the “AGH” in the first paragraph of the Base Indenture, acting in its capacity as a co-issuer in accordance with this Fifth Indenture Supplement, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall include such successor Person.

“Global Securities Legend” means the legend set forth on the form of Note attached as Exhibit A hereto.

“Guarantors” has the meaning set forth in the recitals hereof.

“Indenture” has the meaning set forth in the recitals hereof.

“Interest Payment Date” has the meaning set forth in Section 2.02 hereof.

“Notes” means a new series of Securities to be co-issued by the Company and the Co-Issuer to be known as $750,000,000 aggregate principal amount of 5.350% senior notes due 2033 (the “Notes,” substantially in the form attached hereto as Exhibit A), fully and unconditionally guaranteed as to payment of principal and interest by Aon Ireland and Aon UK, such series designated in Section 2.01 hereof that are authenticated and delivered under the Indenture. For all purposes of this Fifth Indenture Supplement, the term “Notes” shall include the Notes initially issued on the Closing Date and any other Notes of such series issued after the Closing Date. For purposes of the Indenture, the Notes shall constitute a single series of Securities under the Indenture and shall vote together to the extent so provided in the Indenture.

“Original Indenture” has the meaning set forth in the recitals hereof.

“Par Call Date” means November 28, 2032 (the date that is three months prior to the Stated Maturity for the Notes).

“Regular Record Date” has the meaning set forth in Section 2.02 hereof.

“Stated Maturity” has the meaning set forth in Section 2.02 hereof.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m.,

New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning set forth in the preamble hereof.

The parties hereto acknowledge that certain terms are defined in both the Base Indenture and in this Fifth Indenture Supplement. The parties hereto hereby agree that, unless otherwise expressly stated or the context otherwise requires, any term which is defined in either the Base Indenture or this Fifth Indenture Supplement, when used with respect to or in the respective certificates evidencing the Notes, shall have the meaning set forth in this Fifth Indenture Supplement.

ARTICLE II

TERMS OF THE NOTES

SECTION 2.01. Establishment of the Notes.

(a) There is hereby authorized and established a series of Securities designated the 5.350% senior notes due 2033, limited in aggregate principal amount to $750,000,000(except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 3.03, 6.01 or 10.04 of the Indenture); provided that the Issuers may, from time to time, without notice to or consent of Holders or beneficial owners of the Outstanding Notes, create and issue additional notes of this series of Securities so as to increase the aggregate principal amount of Notes Outstanding in compliance with the procedures set forth in the Indenture, including Sections 2.03 and 2.04 thereof, by issuing additional Securities having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price and, in some cases, the first Interest Payment Date and the date from which interest shall begin to accrue) as the Notes then Outstanding; provided, further, that any such additional Securities will constitute part of the same series as the Notes issued on the Closing Date; and provided, further, that if the Issuers issue such additional Securities that are not fungible for U.S. federal income tax purposes with the Notes issued on the Closing Date, the additional Securities will have a separate CUSIP number.

(b) The form and terms of the Notes have been established pursuant to authority duly granted by the Board Resolutions of the Company, adopted on February 15, 2023 (the “Company Board Resolutions”), and the Board Resolutions of AGH, adopted on February 21, 2023 (together, the “Co-Issuer Board Resolutions” and together, the “Board Resolutions”), in accordance with Section 2.03 of the Indenture, and the Corporate Secretary of the Company has certified that the Board Resolutions have been duly adopted by the Board of Directors of the Company and are in full force and effect on the date of such certification and the Corporate Secretary of the Co-Issuer has certified that the Board Resolutions have been duly adopted by the Board of Directors of the Co-Issuer and are in full force and effect on the date of such certification.

SECTION 2.02. Terms of the Notes. The following terms relate to the Notes:

(a) The Notes hereby established are a series of Securities having the title “5.350% senior notes due 2033 with full and unconditional guarantees as to payment of principal and interest by Aon plc and Aon Global Limited” in and pursuant to authority duly granted by the Board Resolutions the terms and provisions of the Notes as provided for in Section 2.01 of the Indenture with the further terms and provisions as set forth in the form of the Notes attached hereto as Exhibit A.

(b) The initial aggregate principal amount of the Notes that may be issued, authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes or Notes authenticated and delivered as Additional Securities pursuant to Section 2.01 of the Base Indenture) is $750,000,000.

(c) The Stated Maturity on which the principal of the Notes shall be due and payable (unless earlier redeemed) shall be February 28, 2033.

(d) The principal of the Notes shall bear interest at the rate of 5.350% per annum, which interest shall accrue from the most recent Interest Payment Date with respect to the Notes to which interest has been paid or duly provided for, and if no interest has been paid or duly provided for, from and including February 28, 2023, payable semi-annually in arrears on February 28 and August 28 (each, an “Interest Payment Date”) in each year, commencing August 28, 2023, to the Persons in whose names the Notes are registered at the close of business on the February 13 or August 13 immediately preceding such Interest Payment Dates (each, a “Regular Record Date”) regardless of whether such Regular Record Date is a Business Day.

(e) Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the Notes for the period commencing on (and including) the immediately preceding Interest Payment Date and ending on (and including) the day immediately preceding that Interest Payment Date. On the first Interest Payment Date, the Issuer will pay interest for the period beginning on (and including) the Issue Date to (but excluding) the first Interest Payment Date. If any Interest Payment Date falls on a day that is not a Business Day, the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If the Stated Maturity or date of earlier redemption falls on a day that is not a Business Day, payment of principal and interest on such Notes will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Stated Maturity or date of earlier redemption. “Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York.

(f) Prior to the Par Call Date, the Issuers may redeem the Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points (0.250%) less, (b) interest accrued to the date of redemption, and

(ii) 100% of the principal amount of the Notes being redeemed;

plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date.

(g) On or after the Par Call Date, the Issuers may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, installments of interest on Notes being redeemed that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to such Notes and the Indenture.

(h) All payments of interest and principal, including payments made upon any redemption or repurchase of the Notes, will be payable in U.S. Dollars.

(i) The Notes are designated, pursuant to Section 2.01 of the Indenture, as being entitled to the benefits of the Guarantees of Aon Ireland and Aon UK, and Article Fifteen of the Base Indenture shall apply, and inure to the benefit of, the Notes.

(j) The Notes are subject to redemption at the option of the Issuers as provided in the form of Note attached hereto as Exhibit A and in the Indenture.

(k) The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (all of which are incorporated by reference in and made a part of this Fifth Indenture Supplement as if set forth in full at this place).

SECTION 2.03. Denominations. The Notes shall be issued in registered form without interest coupons and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.04. Form. The Notes will be represented by one or more Global Securities. The Notes shall be in substantially the form set forth in Exhibit A hereto with such changes therein as may be authorized by any officer of the Company and the Co-Issuer executing such Notes by manual, facsimile or electronic signature, such approval to be conclusively evidenced by the execution thereof by such applicable officer.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Fifth Indenture Supplement, and the Company, the Co-Issuer and the Trustee, by their execution and delivery of this Fifth Indenture Supplement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Fifth Indenture Supplement, the provisions of this Fifth Indenture Supplement shall govern and be controlling.

The Notes shall be issued as registered Securities without coupons.

ARTICLE III

AMENDMENTS TO INDENTURE FOR THE BENEFIT

OF HOLDERS OF THE NOTES

SECTION 3.01. Amendment to Section 4.01—Payment of Principal, Premium and Interest. Section 4.01 of the Base Indenture is deleted in its entirety and is hereby replaced and superseded with the following provision:

“Section 4.01. Payment of Principal, Premium and Interest. The Issuers will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest, if any, on the Notes, at the place, at the respective times and in the manner provided in the terms of the Notes and in this Indenture. The interest on the Notes shall be payable only to or upon the written order of the Holders thereof and at the option of the Issuers may be paid by wire transfer, other electronic means or mailing checks for such interest payable to or upon the order of such Holders at their last addresses as they appear on the Security Register for such Notes.

SECTION 3.02. Amendment to Section 4.02—Offices for Notices and Payments, etc. Section 4.02 of the Base Indenture each reference to “the Company” is deleted and is hereby replaced with “the Issuers”.

SECTION 3.03. Amendment to Section 4.03—Provisions as to Paying Agent. In Section 4.03 of the Base Indenture each reference to “the Company” is deleted and is hereby replaced with “the Issuers”; provided that Section 4.03(b) is deleted in its entirety and is hereby replaced and superseded with the following provision:

“(b) If either the Company or the Co-Issuer shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, and interest, if any, on the Securities of any series set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series entitled thereto a sum sufficient to pay such principal, premium, or interest so becoming due. The applicable Issuer will promptly notify the Trustee of any failure to take such action.”

SECTION 3.04. Amendment to Section 4.04—Statement by Officers as to Default. Section 4.04 of the Base Indenture shall be deleted in its entirety and is hereby replaced and superseded with the following provision:

“Section 4.04. Statement by Officers as to Default.

(a) Either the Company or the Co-Issuer will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company or the Co-Issuer, as applicable, ending after the date hereof, an Officers’ Certificate of the Company or the Co-Issuer, as applicable, which shall include the statements provided for in Section 16.04 and stating whether or not to the best knowledge of the signers thereof either the Company or the Co-Issuer is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it and specifying all such defaults and the nature thereof of which it may have knowledge.

(b) The Company and the Co-Issuer, as applicable, will deliver to the Trustee, as soon as practicable upon becoming aware of any default (which word has the meaning of the word “default” as used in Section 6.07) or Event of Default with respect to a particular series of Securities that has occurred and is continuing, a written notice setting forth the details of such default or Event of Default.”

SECTION 3.05. Amendment to Section 4.05—Payment of Additional Amounts. Section 4.05 of the Base Indenture is deleted in its entirety and is hereby replaced and superseded with the following provision:

“Section 4.05. Payment of Additional Amounts.

(a) All payments made by any Guarantor (including any successor in interest to any of the foregoing) in respect of its Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United Kingdom or Ireland, as applicable, or, in each case, by any authority or agency therein or thereof having the power to tax (collectively, “Taxes”), unless such Guarantor is required to withhold or deduct Taxes by law.

If a Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to its Guarantee, such Guarantor shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the beneficial owner, the Trustee or any Agent, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), shall not be less than the amounts that would have been received in respect of such payments on the Guarantees in the absence of such withholding or deduction; provided however that no such Additional Amounts will be payable with respect to Taxes:

(1) that would not have been so imposed or levied but for the existence of any present or former connection between the relevant Holder or beneficial owner of the Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation), and the United Kingdom or Ireland, as applicable, or, in each case, any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(2) that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

(3) payable other than by withholding from payments in respect of a Guarantee;

(4) that would not have been so imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

(i) such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

(ii) at least thirty (30) days before the first payment date with respect to which such Additional Amounts shall be payable, such Guarantor has notified such recipient in writing that such recipient is required to comply with such requirement;

(5) that would not have been imposed but for the presentation of a Note (where presentation is required) for payment on a date more than thirty (30) days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(6) that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of the Notes (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, and any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code;

(7) that would not have been imposed if presentation for payment of the relevant Notes or a Guarantee (where presentation is required), had been made to a paying agent other than the paying agent to which the presentation was made; or

(8) any combination of the foregoing clauses (1) through (8);

nor shall Additional Amounts be paid with respect to any payment in respect of a Guarantee, to any such Holder or beneficial owner who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of the Note.

(b) For avoidance of doubt, no Additional Amounts shall be paid with respect to or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United States or the United Kingdom relating to payments by the Issuers under the Notes.

(c) All references in this Indenture, other than in Articles Twelve or Thirteen of the Base Indenture, to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any Notes or any payment made under a Guarantee shall be deemed to include Additional Amounts to the extent that, in that context, Additional Amounts are, were or would be payable in respect thereof.

(d) The obligations of each Guarantor to pay Additional Amounts if and when due will survive the termination of this Indenture and the payment of all other amounts in respect of the Notes.”

SECTION 3.06. Amendment to Section 11.01—Company and Guarantors May Consolidate, etc., on Certain Terms. Section 11.01 of the Base Indenture is deleted in its entirety and is hereby replaced and superseded with the following provision:

“Section 11.01. Company, the Co-Issuer and Guarantors May Consolidate, etc., Only on Certain Terms. So long as any Securities shall be Outstanding, none of the Company, the Co-Issuer or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, any Guarantor shall consolidate with or merge or convert into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(a) (1) The Company, the Co-Issuer or such Guarantor, as the case may be, is the surviving entity, or (2) the Person formed by such consolidation or conversion or into which the Company, the Co-Issuer or such Guarantor, as applicable, is merged or converted or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company, the Co-Issuer or such Guarantor, as the case may be, substantially as an entirety:

(i) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, in the case of the Company and/or the Co-Issuer, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company and/or the Co-Issuer, as applicable, to be performed or observed or, in the case of such Guarantor, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the due and punctual payment of all payment obligations under the Guarantee and the performance of every other covenant of this Indenture on the part of such Guarantor to be performed or observed and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of the Securities of any series that are convertible or exchangeable into Shares or other securities, if any such Securities are then outstanding; and

(ii) in the case of the Company, is a corporation or other entity organized and existing under the laws of the United States, any State thereof or the District of Columbia.

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company, the Co-Issuer or such Guarantor, as applicable, as a result of such transaction as having been incurred by the Company, the Co-Issuer or such Guarantor, as applicable, at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c) the Company and/or the Co-Issuer, as applicable, has delivered to the Trustee an Officers’ Certificate of the Company, the Co-Issuer or such Guarantor has delivered to the Trustee an Officers’ Certificate of such Guarantor, as the case may be, and, in either case, an Opinion of Counsel, each stating that such consolidation, merger, conversion, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.”

SECTION 3.07. Amendment to Section 11.02—Successor Person Substituted. Section 11.02 of the Base Indenture is deleted in its entirety and is hereby replaced and superseded with the following provision:

“Section 11.02. Successor Person Substituted. So long as any Notes shall be outstanding, upon any consolidation, merger or conversion, or any conveyance, transfer or lease of the properties and assets of the Company, the Co-Issuer or any Guarantor substantially as an entirety, in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Company, the Co-Issuer or such Guarantor, as applicable, is merged or converted or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, the Co-Issuer or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company, the Co-Issuer or a Guarantor, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.”

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Ratification. This Fifth Indenture Supplement shall be deemed part of the Base Indenture in the manner and to the extent herein provided. Except as expressly amended hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 4.02. Provisions Binding on Successors. All the covenants, stipulations, promises and agreements in this Fifth Indenture Supplement contained by or on behalf of the Company, the Co-Issuer or the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 4.03. Counterparts. This Fifth Indenture Supplement and the Global Securities may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper- based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 4.04. Governing Law. This Fifth Indenture Supplement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

SECTION 4.05. Separability. In case any one or more of the provisions contained in this Fifth Indenture Supplement or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fifth Indenture Supplement or of such Notes, but this Fifth Indenture Supplement and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 4.06. Governing Law. This Fifth Indenture Supplement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

SECTION 4.07. Trustee. The Trustee makes no representation as to the validity or sufficiency of this Fifth Indenture Supplement. The recitals contained herein shall be taken as the statements of the Company, the Co-Issuer and the Trustee assumes no responsibility for their correctness. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company and the Co-Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and the Co-Issuer whenever a person is to be added or deleted from the listing. If the Company or the Co-Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. Each of the Company and the Co-Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company and the Co-Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and the Co-Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and the Co-Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Each of the Company and the Co-Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company or the Co-Issuer, as the case may be; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. The Trustee may execute this Fifth Indenture Supplement and any other documents delivered pursuant hereto (including authentication of the Notes) via Electronic Means.

“Electronic Means” shall mean the following communications methods: S.W.1.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Fifth Indenture Supplement to be duly signed, all as of the day and year first above written.

AON CORPORATION, A CORPORATION DULY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE

BY:	/s/ Julie Cho
NAME: JULIE CHO
TITLE: VICE PRESIDENT AND SECRETARY

AON GLOBAL HOLDINGS PLC, A PUBLIC LIMITED COMPANY DULY ORGANIZED AND EXISTING UNDER THE LAWS OF ENGLAND AND WALES

BY:	/s/ Gardner Mugashu
NAME: GARDNER MUGASHU
TITLE: DIRECTOR

AON PLC, A PUBLIC LIMITED COMPANY DULY ORGANIZED AND EXISTING UNDER THE LAWS OF IRELAND

BY:	/s/ Paul Hagy
NAME: PAUL HAGY
TITLE: TREASURER

AON GLOBAL LIMITED, A PRIVATE LIMITED COMPANY DULY ORGANIZED AND EXISTING UNDER THE LAWS OF ENGLAND AND WALES

BY:	/s/ Alistair Boyd
NAME: ALISTAIR BOYD
TITLE: DIRECTOR

[Company Signature Page to the Indenture Supplement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

BY:	/s/ Michele R. Shrum
NAME: Michele R. Shrum
TITLE: VICE PRESIDENT

[Trustee Signature Page to the Indenture Supplement]

EXHIBIT A

FORM OF NOTE

Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

AON CORPORATION

AON GLOBAL HOLDINGS PLC

$750,000,000 5.350% Senior Notes Due 2033

with full and unconditional guarantees

as to payment of principal and interest by

Aon plc and Aon Global Limited

No. [    ]

$[                ]

CUSIP No. 03740L AG7

AON CORPORATION

AON GLOBAL HOLDINGS PLC

Aon Corporation, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to) and Aon Global Holdings plc, a public limited company formed under the laws of England and Wales (hereinafter called the “Co-Issuer,” which term includes any successor Person under the Indenture hereinafter referred to, and, together with the Company, the “Issuers”), for value received, hereby, jointly and severally, promise to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of [[                ] ($                )] on February 28, 2033 and, subject to Section 16.05 of said Indenture, to pay interest thereon from February 28, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each February 28 and August 28, commencing August 28, 2023 (each, an “Interest Payment Date”), at the rate of 5.350% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 13 or August 13 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a subsequent record date for the payment of such defaulted interest established by the Company and the Co-Issuer, notice whereof shall be given to Holders of Securities of this series not less than 15 days prior to such subsequent record date, such record date to be not less than 5 days preceding the date of payment of such defaulted interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Chicago or the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company or the Co-Issuer payment of interest may be made by wire transfer, other electronic means or mailing checks to the address of the Holder entitled thereto as such address shall appear in the Security Register.

The Securities of this series are subject to redemption and repurchase at the option of the Issuers prior to the stated maturity as described in the Indenture and on the reverse hereof.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual, facsimile or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

NOTICE TO HOLDER

THE HOLDER OF THIS SECURITY IS HEREBY NOTIFIED, AND BY ITS ACCEPTANCE HEREOF ACKNOWLEDGES, THAT (1) THE COMPANY, THE CO-ISSUER AND A GUARANTOR, IN RESPECT OF ITS GUARANTEE, SHALL WITHHOLD OR DEDUCT FOR OR ON ACCOUNT OF ANY PRESENT OR FUTURE INCOME, STAMP OR OTHER TAX, DUTY, LEVY, IMPOST, ASSESSMENT OR OTHER GOVERNMENTAL CHARGE OF ANY NATURE WHATSOEVER IMPOSED OR LEVIED BY OR ON BEHALF OF THE GOVERNMENT OF THE UNITED STATES OR BY ANY AUTHORITY OR AGENCY THEREIN OR THEREOF HAVING THE POWER TO TAX (COLLECTIVELY, “UNITED STATES TAXES”) AS REQUIRED BY LAW OF THE UNITED STATES AND (2) IF THE COMPANY, THE CO-ISSUER OR A GUARANTOR (OR WITHHOLDING AGENT FOR THE COMPANY, THE CO-ISSUER OR GUARANTOR) IS SO REQUIRED TO WITHHOLD OR DEDUCT ANY AMOUNT FOR OR ON ACCOUNT OF UNITED STATES TAXES FROM ANY PAYMENT, NO ADDITIONAL AMOUNTS SHALL BE PAID TO A HOLDER OR BENEFICIAL OWNER FOR OR WITH RESPECT TO THE AMOUNT SO WITHHELD OR DEDUCTED.

IN WITNESS WHEREOF, the Company and the Co-Issuer have caused this instrument to be duly executed.

Dated: February 28, 2023

AON CORPORATION, A CORPORATION DULY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE

By:
Name: Paul Hagy
Title: Senior Vice President and Treasurer

AON GLOBAL HOLDINGS PLC, A PUBLIC LIMITED COMPANY DULY ORGANIZED AND EXISTING UNDER THE LAWS OF ENGLAND AND WALES

By:
Name: Gardner Mugashu
Title: Director

Attest:

Name: Julie Cho
Title: Vice President and Secretary

[Company Signature Page to the Note]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUSTCOMPANY, N.A., as Trustee

Dated: February 28, 2023	By:
Authorized Officer

[Trustee Signature Page to the Note]

This Security is one of a duly authorized series of securities of the Company and the Co-Issuer entitled “5.350% Senior Notes Due 2033” (herein called the “Securities”) issued and to be issued in one or more series under the Amended and Restated Indenture, dated April 1, 2020, as supplemented by the Fifth Indenture Supplement, dated February 28, 2023, among the Company, the Co-Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture, as defined below) (together, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Co-Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities of this series will initially be issued in the aggregate principal amount of $750,000,000. The Issuers may, from time to time, without the written consent of or notice to Holders of the Securities of this series, create and issue under the Indenture additional securities having the same terms and conditions as the Securities of this series (other than the issue date, the issue price and, to the extent applicable, the first date from which interest on such additional securities shall accrue and the first interest payment date for such additional securities) and such additional securities shall be consolidated with and form a single series with the Securities of this series.

Prior to November 28, 2032 (three months prior to the Securities’ Stated Maturity) (the “Par Call Date”), the Issuers may redeem the Securities at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed discounted to the redemption date (assuming the Securities being redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points (0.250%) less, (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Securities being redeemed; and plus, in either case, accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

On or after the Par Call Date, the Issuers may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. In the case of a partial redemption, selection of Securities in certificated form for redemption will be made by lot. Unless the Issuers and the Guarantors default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption. In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. For so long as the Securities are held by The Depository Trust Company (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, installments of interest on Securities being redeemed that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the Regular Record Date according to the Securities and the Indenture.

All payments made by a Guarantor with respect to its Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United Kingdom or Ireland, as applicable, or, in each case, by any authority or agency therein or thereof having the power to tax (collectively, “Taxes”), unless such Guarantor is required to withhold or deduct Taxes by law.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal amount of and accrued and unpaid interest, if any, on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Co-Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Co-Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Co-Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company and the Co-Issuer, which is joint and several, absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company or the Co-Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Co-Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Co-Issuer, the Trustee and any agent of the Company, the Co-Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Co-Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the Notes for the period commencing on (and including) the immediately preceding Interest Payment Date and ending on (and including) the day immediately preceding that Interest Payment Date. On the first Interest Payment Date, the Issuer will pay interest for the period beginning on (and including) the Issue Date to (but excluding) the first Interest Payment Date. If any Interest Payment Date falls on a day that is not a Business Day, the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If the Stated Maturity or date of earlier redemption falls on a day that is not a Business Day, payment of principal and interest on such Notes will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Stated Maturity or date of earlier redemption. “Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York.

All terms used but not defined in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

ASSIGNMENT

I or we assign and transfer this Security to:

_________________________________________

(Insert assignee’s social security or tax I.D. number)

_________________________________________

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

as agent to transfer this Security on the books of the Company and the Co-Issuer. The agent may substitute another to act for him.

Date:	_______________________	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:	_________________________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTATION OF GUARANTEE

For value received, the undersigned Guarantor (which term includes any successor Person under the Indenture), subject to the provisions in the Indenture and the terms of the Securities of this series, has fully, unconditionally and irrevocably guaranteed to and for the benefit of each Holder and the Trustee the due and prompt payment in full of all amounts which may at any time be or become from time to time due and payable by the Company and the Co-Issuer under the Indenture or otherwise with respect to the Securities of this series registered in such Holder’s name, at their stated due dates or when otherwise due in accordance with the terms thereof. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee under the Indenture are expressly set forth in Article Fifteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for the purpose of such provisions.

Aon plc, a public limited company duly organized and existing under the laws of Ireland

By:
Name: Paul Hagy
Title: Senior Vice President and Treasurer

[Signature Page to the Notation of Guarantee]

NOTATION OF GUARANTEE

For value received, the undersigned Guarantor (which term includes any successor Person under the Indenture), subject to the provisions in the Indenture and the terms of the Securities of this series, has fully, unconditionally and irrevocably guaranteed to and for the benefit of each Holder and the Trustee the due and prompt payment in full of all amounts which may at any time be or become from time to time due and payable by the Company and the Co-Issuer under the Indenture or otherwise with respect to the Securities of this series registered in such Holder’s name, at their stated due dates or when otherwise due in accordance with the terms thereof. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee under the Indenture are expressly set forth in Article Fifteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for the purpose of such provisions.

Aon Global Limited, a private limited company duly organized and existing under the laws of England and Wales

By:
Name: Alistair Patrick Boyd
Title: Director

[Signature Page to the Notation of Guarantee]